AMOTHY CORPORATION
                              1085 RIVERSIDE TRACE
                                ATLANTA, GA 30328

March 17, 2004

Mr. John Creel
Chairman and Chief Executive Officer
Rapidtron, Inc.
3151 Airway Avenue, Building Q
Costa Mesa, CA 92626

Dear Mr. Creel:

This letter agreement (Agreement) confirms the understanding and agreement between Amothy Corporation (Amothy) and Rapidtron, Inc. (Company or RPDT) as follows:

     1. During the term of this Strategic Services Agreement (Agreement), Amothy shall provide advice to, and consult with, the Company concerning business and financial planning, corporate organization and structure, financial matters in connection with the operation of the business of the Company, private equity and debt financing, acquisitions, mergers and other similar business combinations ("Strategic Services"). Amothy shall make qualified personnel available for at least four (4) hours per month to provide such services. Such Strategic Services shall include the following, at the request of the Company:

          (a) Facilitate high-impact growth by assisting the Company to maintain focus and execute its defined strategic objectives.

          (b) Review and recommend revision, as appropriate, of the company's business plan to remain consistent with its strategy.

          (c) Evaluate strategic relationships with partners, customers, and suppliers.

          (d) Assist the Company with any project that could have a quantum impact on value creation.

          (e) Advise in the establishment of procedures and processes for review and action by senior management.

          (f) Advise in the evaluation, selection and recruitment of professional advisors, including accounting, investor relations focused in North America, and legal advisors.

          (g) Advise as to such other matters as the Company may reasonably request.

     Amothy shall provide such advice and consultation to the Company in such form, manner and place as the Company reasonably requests. Amothy shall not by this Agreement be


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     prevented  or barred from rendering services of the same or similar nature, as herein described, or services of any nature whatsoever for, on or behalf of, persons, firms, or corporations other than the Company. Similarly, the Company shall not be prevented or barred from seeking or requiring services of a same or similar nature from persons other than Amothy.

     2. As compensation for the Strategic Services to be rendered by Amothy hereunder, RPDT hereby issues to Amothy warrants (Warrants) to purchase one million shares of RPDT common stock at $1.46 per share. Six Hundred Thousand (600,000) Warrants shall vest upon the mutual execution of this Agreement; Two Hundred Thousand (200,000) Warrants shall vest on July 1, 2004, unless this Agreement is sooner terminated as set forth in Section 6; and Two Hundred Thousand Warrants shall vest on October 1, 2004, unless this Agreement is sooner terminated as set forth in Section 6. The Warrants shall be exercisable for five years from the date they become fully vested. The Warrants Shares shall have piggyback registration rights. If the Warrants Shares are not registered at any time 12 months after the respective vesting dates of the Warrants, then the Warrants shall have a cashless exercise provision at Amothy's option until such time that the Warrants Shares are registered with a current prospectus available. The Company shall deliver to Amothy the certificates for the Warrants in the form of Exhibit I attached hereto within five business days of the mutual execution of this Agreement.

     3. The Company will reimburse Amothy for its actual, approved and reasonable expenses (including, without limitation, travel expenses and professional and legal fees) incurred in connection with its engagement hereunder. Amothy agrees not to incur reimbursable expenses without prior written approval by the Company.

     4. "Confidential Information" as used in this Agreement, is broadly defined and shall mean, except as set forth below, any and all information delivered by the Company or any of its agents or employees to Amothy, whether received by Amothy in writing or orally, including without limitation, all of the following information about the Company or any subsidiary or affiliate of the Company: all information related to property, products, financials, marketing, strategy, organization, techniques and other information relating to or referring to the Company, its subsidiaries or affiliates, and summaries thereof. The term Confidential Information does not include information which is made public by the Company or otherwise generally available to the public. Amothy shall make use of any and all Confidential Information for the sole purpose of performing the services under this Agreement. Amothy shall not disseminate, or in any way disclose, to any person, firm or business, any Confidential Information. Amothy may disclose Confidential Information if required by law, regulation or legal process upon at least ten (10) business days advance written notice to the Company. Amothy hereby acknowledges and agrees that the Company shall deliver Confidential Information to Amothy for the purposes set forth herein. Amothy shall immediately give notice to the Company of any unauthorized use or disclosure of any Confidential Information. Amothy shall be responsible for the acts of its agents and employees with respect to the Confidential Information and shall assist the Company in remedying any unauthorized use or disclosure of the Confidential Information by Amothy's agents or employees. All Confidential Information delivered to Amothy shall remain the property of the Company and no license or other rights to such information is granted or implied by its delivery to Amothy. All written materials furnished to Amothy or any of its agents by the Company regarding any Confidential Information shall


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be  immediately returned to the Company at the expiration or earlier termination of  this  Agreement,  together  with  any  copies  of  such  materials.

     5. The Company agrees that it will consult with Amothy, as an owner of the Company's equity securities with respect to all material corporate actions.

     6. The initial term of Amothy's engagement hereunder will be for two years commencing on April 1, 2004 . Subject to paragraphs 2 through 11, which shall survive any termination of this Agreement, either party may terminate Amothy's engagement effective at any time commencing June 30, 2004 by giving the other party at least 10 days' prior written notice.

     7. The Company and Amothy agree to the indemnification and other provisions set forth in Exhibit II.

     8. This Agreement supersedes all prior agreements between the parties concerning the subject matter hereof. This Agreement may be modified only with a written instrument duly executed by each of the parties. No waiver by any party of any breach of this Agreement will be deemed to be a waiver of any preceding or succeeding breach. This Agreement may be executed in more than one counterpart, each of which will be deemed to be an original, or by facsimile or electronic signature, and all such counterparts together will constitute but one and the same instrument. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provisions of this Agreement, which will remain in full force and effect. This contract shall inure to the benefit of the parties hereto, their heirs, administrators and successors in interest.

     9. This Agreement will be governed by the internal laws of the state of California. Any proceeding related to or arising out of the engagement of Amothy pursuant to this Agreement shall be commenced, prosecuted or continued in any court of the State of California located in Orange County or in the United States District Court for the Central District of California. The Company and Amothy waive all rights to trial by jury in any such proceeding


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     10.     Both  the  Company  and  Amothy  agree  that  Amothy will act as an independent contractor in the performance of its duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Amothy, or any employee, agent or other authorized representative of Amothy, is a partner, joint venturer, agent, officer or employee of the Company. Neither party hereto shall have any authority to bind the other in any respect vis a vis any third party, nor represent to anyone that it has such authority, it being intended that each shall remain an independent contractor and responsible only for its own actions.

     11. All notices, requests, demands, and other communications under this Agreement shall be in writing, sent either by hand delivery, facsimile, or overnight mail, and notice is given for the purposes of this Agreement upon receipt by the receiving party.

     If to the Company:     Rapidtron, Inc.
                            3151  Airway  Avenue,  Bldg.  Q
                            Costa Mesa, CA 92626
                            Facsimile (949) 474-4550
                            Attn: Chairman and Chief Executive Officer

     If to Amothy:          Amothy Corporation
                            1085 Riverside Trace
                            Atlanta, GA 30328
                            Facsimile (404) 255-2218

     With Copy to:          David A. Rapaport, EVP
                            333 Sandy Springs Circle, Suite 230
                            Atlanta, GA 30328
                            Facsimile (404) 257-9150

If the foregoing correctly sets forth the understanding and agreement between Amothy and the Company, please so indicate in the space provided for that purpose below, whereupon this letter will constitute a binding agreement as of the date hereof.

                               Amothy Corporation


                               By:
                                  ----------------------------------------------
                                  David A. Rapaport, Executive Vice President

                               Date:
                                  ----------------------------------------------



AGREED:

Rapidtron, Inc.


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By:
   ---------------------------------------------------
   John Creel, President and Chief Executive Officer


Date:
     -------------------------------------------------


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                                    EXHIBIT II

                                 INDEMNIFICATION

1.   The Company will:

     (a) indemnify Amothy and hold it harmless against any and all losses, claims, damages or liabilities to which Amothy may become subject arising in any manner out of or in connection with the rendering of services by Amothy hereunder , unless it is finally judicially determined that such losses, claims, damages or liabilities resulted from acts outside the scope of Amothy's authority under this Agreement or directly from the gross negligence or willful misconduct of Amothy; and

     (b) reimburse Amothy promptly for any reasonable legal or other expenses reasonably incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuits, investigations, claims or other proceedings arising in any manner out of or in connection with the rendering of services by Amothy hereunder (including, without limitation, in connection with the enforcement of this Agreement and the indemnification obligations set forth herein); provided, however, if it is finally judicially determined that such losses, claims, damages or liabilities resulted from acts outside the scope of Amothy's authority under this Agreement or directly from the gross negligence or willful misconduct of Amothy; then Amothy will remit to the Company any amounts reimbursed under this subparagraph 1(b).

     The Company agrees that the indemnification and reimbursement commitments set forth in this paragraph 1 will apply whether or not Amothy is a formal party to any such lawsuits, investigations, claims or other proceedings and that such commitments will extend upon the terms set forth in this paragraph to any controlling person, affiliate, shareholder, member, director, officer, employee or consultant of Amothy (each, with Amothy, an "Indemnified Person"). The Company further agrees that, without Amothy's prior written consent (which consent will not be unreasonably withheld), it will not enter into any settlement of a lawsuit, claim or other proceeding arising out of the transactions contemplated by this Agreement (whether or not Amothy or any other Indemnified Person is an actual or potential party to such lawsuit, claim or proceeding) unless such settlement includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of all Indemnified Persons.

     The Company further agrees that the Indemnified Persons are entitled to retain separate counsel of their choice in connection with any of the matters in respect of which indemnification, reimbursement or contribution may be sought under this Agreement.

2. The Company and Amothy agree that if any indemnification or reimbursement sought pursuant to the preceding paragraph 1 is judicially determined to be unavailable, then the Company will contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable (i) in such proportion as is appropriate to reflect the relative economic interests of the Company on the one


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     hand,  and  Amothy on the other hand, in connection with the transaction or event to which such indemnification or reimbursement relates, or (ii) if the allocation provided by clause (i) above is judicially determined not to be permitted, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative faults of the Company on the one hand, and Amothy on the other hand, as well as any other equitable considerations; provided, however, that in no event will the amount to be contributed by Amothy pursuant to this paragraph exceed the value of the compensation actually received by Amothy hereunder.

3.   Amothy  will:

     (a) indemnify the Company and hold it harmless against any and all losses, claims, damages or liabilities to which the Company may become subject arising in any manner out of or in connection with the rendering of services by Amothy hereunder (including any services rendered prior to the date hereof) or the rendering of additional services by Amothy as requested by the Company that are related to the services rendered hereunder, unless it is finally judicially determined that such losses, claims, damages or liabilities resulted directly from the gross negligence or willful misconduct of the Company; and

     (b) reimburse the Company promptly for any reasonable legal or other expenses reasonably incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuits, investigations, claims or other proceedings arising in any manner out of or in connection with the rendering of services by Amothy hereunder or the rendering of additional services by Amothy as requested by the Company that are related to the services rendered hereunder (including, without limitation, in connection with the enforcement of this Agreement and the indemnification obligations set forth herein); provided, however, if it is finally judicially determined that such losses, claims, damages or liabilities resulted directly from the gross negligence or willful misconduct of the Company; then the Company will remit to Amothy any amounts reimbursed under this subparagraph 3(b).

     Amothy agrees that the indemnification and reimbursement commitments set forth in this paragraph 3 will apply whether or not the Company is a formal party to any such lawsuits, investigations, claims or other proceedings and that such commitments will extend upon the terms set forth in this paragraph to any controlling person, affiliate, shareholder, member, director, officer, employee or consultant of the Company (each, with the Company, an "Indemnified Person"). Amothy further agrees that, without the Company's prior written consent (which consent will not be unreasonably withheld), it will not enter into any settlement of a lawsuit, claim or other proceeding arising out of the transactions contemplated by this Agreement (whether or not the Company or any other Indemnified Person is an actual or potential party to such lawsuit, claim or proceeding) unless such settlement includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of all Indemnified Persons.


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     Amothy  agrees that the Indemnified Persons are entitled to retain separate counsel of their choice in connection with any of the matters in respect of which indemnification, reimbursement or contribution may be sought under this Agreement.

4. Amothy and the Company agree that if any indemnification or reimbursement sought pursuant to the preceding paragraph 3 is judicially determined to be unavailable, then Amothy will contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable (i) in such proportion as is appropriate to reflect the relative economic interests of Amothy on the one hand, and the Company on the other hand, in connection with the transaction or event to which such indemnification or reimbursement relates, or (ii) if the allocation provided by clause (i) above is judicially determined not to be permitted, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative faults of the Amothy on the one hand, and the Company on the other hand, as well as any other equitable considerations; provided, however, that in no event will the amount to be contributed by Amothy pursuant to this paragraph exceed the value of the compensation actually received by Amothy hereunder.

5. Nothing in this Agreement, expressed or implied, is intended to confer or does confer on any person or entity other than the parties hereto or their respective successors and assigns, any rights or remedies under or by reason of this Agreement or as a result of the services to be rendered by Amothy hereunder. The parties acknowledge that Amothy is not acting as an agent of the Company or in a fiduciary capacity with respect to the Company and that Amothy is not assuming any duties or obligations other than those expressly set forth in this Agreement. The Company further agrees that neither Amothy nor any of its controlling persons, affiliates, directors, officers, employees or consultants will have any liability to the Company or any person asserting claims on behalf of or in right of the Company for any losses, claims, damages, liabilities or expenses arising out of or relating to this Agreement or the services to be rendered by Amothy hereunder, unless it is finally judicially determined that such losses, claims, damages, liabilities or expenses resulted directly from the gross negligence or willful misconduct of Amothy.

6. The provisions of this Exhibit II shall survive any expiration or termination of this Agreement or Amothy's engagement hereunder.


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